Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

On December 24, 2012, Synchronoss Technologies Ireland, Ltd. (“Synchronoss Ireland”), a wholly owned subsidiary of Synchronoss Technologies, Inc. (“Synchronoss” or the “Company”), completed the acquisition of Newbay Software Limited (“Newbay”) pursuant to the Share Purchase Agreement by and among Synchronoss Ireland and Research in Motion Ltd (“RIM”).

The acquisition has been accounted for using the acquisition method of accounting.  Accordingly, the total estimated purchase consideration of the acquisition was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values.  The excess of the purchase consideration over the identifiable assets acquired and liabilities assumed was recorded as goodwill.  Determination of the Newbay purchase price and allocation of the Newbay purchase price used in the unaudited pro forma condensed consolidated combined financial statements is based upon preliminary estimates and assumptions.  These preliminary estimates and assumptions may change significantly during the measurement period, which shall not exceed one year from the acquisition date, as the Company finalizes the valuations of the identifiable assets acquired and liabilities assumed.  Any change may result in material variances between our future financial results and the amounts presented in the unaudited condensed consolidated combined financial statements, including variances in fair values recorded.

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2012 is presented to give effect to the acquisition of Newbay as if it had occurred on September 30, 2012, and combines the balance sheet for the Company as of September 30, 2012 with the balance sheet of Newbay as of September 30, 2012 and reflects the allocation of the purchase price to the Newbay identifiable assets acquired and liabilities assumed.  The unaudited pro forma condensed consolidated combined statements of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012 are based on the historical financial statements of the Company and Newbay, after giving effect to the acquisition of Newbay as if the acquisition had taken place on January 1, 2011, the first day of the earliest period presented.

The unaudited pro forma condensed consolidated combined statements of operations do not reflect nonrecurring acquisition related charges of $2.5 million resulting from the acquisition transaction.

The unaudited pro forma condensed consolidated combined statements are for information purposes only and do not purport to represent what the Company’s actual results would have been if the acquisitions had been completed as of the date indicated above or that may be achieved in the future.  The unaudited pro forma condensed consolidated combined financial statements are based on currently available information and certain assumptions that the Company believes are reasonable and supportable.  In addition, the unaudited pro forma condensed consolidated combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies, or other restructurings that may result from the acquisition.

The unaudited pro forma condensed consolidated combined financial statements, including the notes thereto, should be read in conjunction with the Company’s historical financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 28, 2012, the Company’s quarterly report on Form 10-Q for the nine months ended September 30, 2012 filed on November 7, 2012, and Newbay’s historical financial statements for the year ended December 31, 2011 and for the nine-month period ended September 30, 2012 included as Exhibits 99.1 and 99.2 in this Current Report on Form 8-K/A.

SYNCHRONOSS TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET

(In thousands)

	Historical
	As of September 30, 2012		Pro Forma		Pro Forma
	Historical	Historical
	Synchronoss	Newbay‡	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$52,736	$4,993	$(52,553	)(a)	$5,176
Marketable securities	65,260	—			65,260
Accounts receivable, net	65,985	6,147			72,132
Prepaid expenses and other assets	15,022	6,488			21,510
Deferred tax assets	3,879	—			3,879
Total current assets	202,882	17,628	(52,553)		167,957
Marketable securities	14,599	—			14,599
Property and equipment, net	49,419	6,577	(2,034	)(b)	53,962
Goodwill	67,841	—	12,070	(c)	79,911
Intangible assets, net	73,770	—	27,989	(c)	101,759
Deferred tax assets	11,304	—	(363	)(d)	10,941
Other assets	2,118	—			2,118
Total assets	$421,933	$24,205	$(14,891)		$431,247

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,549	$1,852			$7,401
Accrued expenses	22,413	28,779	(21,241	)(e)(f)(g)	29,951
Deferred revenues	6,624	7,654	(7,091	)(h)	7,187
Contingent consideration obligation	3,594	—			3,594
Total current liabilities	38,180	38,285	(28,332)		48,133
Lease financing obligation - long-term	9,257	—			9,257
Deferred revenues - long-term	—	2,035	(2,035	)(h)	—
Other liabilities	856	376	1,454	(i)	2,686
Stockholders’ equity:
Preferred stock	—	17,650	(17,650	)(j)	—
Common stock	4	9	(9	)(j)	4
Treasury stock	(57,201)	—			(57,201)
Additional paid-in capital	336,098	—			336,098
Accumulated other comprehensive loss	(279)	(2,351)	2,351	(j)	(279)
Retained earnings (accumulated deficit)	95,018	(31,799)	29,330	(e)(j)	92,549
Total stockholders’ equity	373,640	(16,491)	14,022		371,171
Total liabilities and stockholders’ equity	$421,933	$24,205	$(14,891)		$431,247

‡                 As adjusted to comply with U.S. GAAP

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

SYNCHRONOSS TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2011

(In thousands, except per share data)

	Historical
	For the twelve months ended December 31, 2011		Pro Forma		Pro Forma
	Historical Synchronoss	Historical Newbay‡	Adjustments		Combined

Net revenues	$229,084	$32,783			$261,867
Costs and expenses:
Cost of services*	106,595	3,566			110,161
Research and development	41,541	14,318			55,859
Selling, general and administrative	44,886	18,062	(5,349	)(g)(k)	57,599
Net change in contingent consideration obligation	2,954	—			2,954
Depreciation and amortization	14,739	1,954	3,355	(b)(l)	20,048
Total costs and expenses	210,715	37,900	(1,994)		246,621
Income (loss) from operations	18,369	(5,117)	1,994		15,246
Interest income	821	19			840
Interest expense	(928)	(736)			(1,664)
Other income (expense)	97	(1,059)			(962)
Income (loss) before income tax expense	18,359	(6,893)	1,994		13,460
Income tax (expense) benefit	(3,233)	9	(249	)(m)	(3,473)
Net income (loss)	15,126	(6,884)	1,745		9,987
Income effect for equity mark-to-market on contingent consideration obligation, net of tax	1,466				1,466
Net income (loss) applicable to shares of common stock for earnings per share	$16,592	$(6,884)	$1,745		$11,453
Net income per common share:
Basic	$0.44				$0.31
Diluted	$0.43				$0.30
Weighted-average common shares outstanding:
Basic	37,372				37,372
Diluted	38,619				38,619

*                 Cost of services excludes depreciation and amortization which is shown separately.

‡                 As adjusted to comply with US GAAP

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

SYNCHRONOSS TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(In thousands, except per share data)

	Historical
	For the nine months ended September 30, 2012		Pro Forma		Pro Forma
	Historical Synchronoss	Historical Newbay‡	Adjustments		Combined

Net revenues	$200,511	$28,228			$228,739
Costs and expenses:
Cost of services*	84,388	8,796			93,184
Research and development	38,091	11,162			49,253
Selling, general and administrative	31,728	11,545	(262	)(k)	43,011
Net change in contingent consideration obligation	(5,735)	—			(5,735)
Depreciation and amortization	17,201	1,412	2,569	(b)(l)	21,182
Total costs and expenses	165,673	32,915	2,307		200,895
Income (loss) from operations	34,838	(4,687)	(2,307)		27,844
Interest income	1,023	3			1,026
Interest expense	(702)	(120)			(822)
Other income	586	315			901
Income (loss) before income tax expense	35,745	(4,489)	(2,307)		28,949
Income tax (expense) benefit	(12,111)	(464)	288	(m)	(12,287)
Net income (loss)	$23,634	$(4,953)	$(2,019)		$16,662
Net income per common share:
Basic	$0.62				$0.44
Diluted	$0.60				$0.43
Weighted-average common shares outstanding:
Basic	38,219				38,219
Diluted	39,192				39,192

*                 Cost of services excludes depreciation and amortization which is shown separately.

‡                 As adjusted to comply with US GAAP

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

SYNCHRONOSS TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

(In thousands)

1.  Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2012 gives effect to the acquisition of Newbay as if it had occurred on September 30, 2012.  The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012 give effect to the acquisition of Newbay as if it had occurred on January 1, 2011.  For the purposes of presenting the pro forma condensed consolidated combined financial statements, the Company used its latest filed financial statements, for the year ended December 31, 2011 and for the nine months ended September 30, 2012, from its most recent 2011 Form 10-K and most recently filed Form 10-Q, respectively.

The unaudited pro forma condensed consolidated combined financial statements have been prepared based on historical financial information of the Company and Newbay, giving effect to the acquisition and other related adjustments described in the footnotes.  Newbay prepared its consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Auditing Standards Board.  Newbay’s financial information has been restated to conform to U.S. GAAP.  There were no material adjustments.

The unaudited pro forma condensed consolidated combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisition actually taken place at the dates indicated or that may be achieved in the future.  The unaudited pro forma condensed consolidated combined financial statements should be read in conjunction with the respective historical financial statements of the Company and Newbay.

Foreign Currency Translation

The historical consolidated financial statements of the Company are presented in U.S. dollars.  The historical consolidated financial statements of Newbay are presented in Euros.  The historical balance sheet as of September 30, 2012 has been translated, for the purpose of preparing the unaudited pro forma financial information, into U.S. dollars as of September 30, 2012 at an exchange rate of 1.2854 U.S. dollars to one Euro, which represents the exchange rate as of September 30, 2012.  The historical Newbay statement of operations for the year ended December 31, 2011 has been translated, for the purposes of preparing the unaudited pro forma financial information, into U.S. dollars at the average 2011 exchange rate of 1.3924 U.S. dollars to one Euro and the historical statement of operations for the nine months ended September 30, 2012 has been translated into U.S. dollars at the average 2012 exchange rate of 1.2820 U.S. dollars to one Euro.

Reclassifications

Reclassifications have been made to the historical Newbay financial statements as presented herein in order to conform them to U.S. GAAP and include the following:

•                  Newbay’s historical financial statements include accounts receivable and prepaid expenses and other assets within trade and other receivables.  As a result, prepaid expenses and other assets of $6.5 million were reclassified from accounts receivables to prepaid expenses and other assets.

•                  Newbay’s historical financial statements include accounts payable and accrued expenses within trade and other payables.  As a result, accrued expenses of $22.9 million were reclassified from accounts payable to accrued expenses.

•                  The Company includes accrued corporate income tax within accrued expense.  As a result, accrued corporate income tax of $168 was reclassified to accrued expenses.

•                  The Company includes current lease financing obligation within accrued expense.  As a result, current lease financing obligation of $894 was reclassified to accrued expenses.

SYNCHRONOSS TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

(In thousands)

•                  The Company includes non-current operating leases within other long-term liabilities.  As a result, non-current lease financing obligation of $376 was reclassified to other liabilities.

•                  The Company includes administration expenses within selling, general and administrative expenses.  As a result $13.1 million for the year ended December 31, 2011 and $6.6 million for the nine months ended September 30, 2012 were reclassified from administration expenses to selling, general and administrative expenses.

•                  Newbay’s historical financial statements include depreciation expense within cost of sales and administration expenses.  As a result, depreciation expense of $1.4 million and $508 for the year ended December 31, 2011 and $1.1 million and $310 for the nine months ended September 30, 2012 were reclassified from cost of sales and administration expenses, respectively, to depreciation and amortization.

•                  The Company includes employee compensation expense within cost of services, research and development, and selling, general and administrative expenses.  As a result, $1.3 million, $882, and $1.2 million of employee retention accrual were reclassified to cost of services, research and development, and selling, general and administrative expenses, respectively, for the nine months ended September 30, 2012.

•                  The Company includes foreign currency exchange movements within other income (expense).  As a result, $(534) for the year ended December 31, 2011 and $315 for the nine months ended September 30, 2012 of foreign currency exchange movement were reclassified to other income (expense).

2.  Newbay Acquisition

On December 24, 2012 the Company acquired 100% of the capital stock of Newbay, an Irish company, and its subsidiaries, for cash consideration of $55.5 million. Newbay has operations in Europe and the U.S.

The Company accounted for this business combination by applying the acquisition method, and accordingly, the purchase price was allocated to the identifiable assets acquired and liabilities assumed based upon their estimated fair values at the acquisition date.  The excess of the purchase price over the identifiable assets acquired and liabilities assumed, approximately $12.1 million was recorded as goodwill, which is not tax deductible.  The Company is in the process of finalizing the purchase price allocation, thus the provisional measures of deferred revenue, deferred income taxes, intangibles and goodwill are subject to change.  The purchase price allocation will be finalized in 2013.

Total purchase price is summarized as follows:

Total consideration	$55,500
Working capital adjustment	(2,947)
Total purchase price	$52,553

3.  Pro Forma Adjustments

The following adjustments have been made to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

(a)         To record the payment of the cash portion of the Newbay purchase consideration of approximately $55.5 million net of working capital adjustments of $2.9 million.

SYNCHRONOSS TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

(In thousands)

(b)         To adjust Newbay’s property and equipment for the difference between the preliminary estimated fair value of $4.5 million and the historical cost and the resulting reduction in depreciation expense of $440 for the year ended December 31, 2011 and $276 for the nine months ended September 30, 2012.

(c)          To record the preliminary estimated fair value of identifiable intangible assets and goodwill resulting from the Newbay acquisition of $28.0 million and $12.1 million, respectively.

(d)         To record the net deferred tax liability of $363 to reflect expected utilization of net operating loss carryforwards, temporary book to tax basis difference from the intangible assets arising from the acquisition, and certain other de minimis net adjustments to tax liabilities.

(e)          To record legal costs, professional fees and financing costs in connection with the Newbay acquisition of approximately $2.5 million.  To the extent the acquisition costs are not reflected in the historic statements they are reflected in the retained earnings.

(f)           To eliminate intercompany debt between Newbay and RIM that converted to shares at time of acquisition of $18.7 million.

(g)          To adjust liability not assumed as part of the acquisition of $5 million.

(h)         To adjust Newbay’s deferred revenue balance to preliminary estimated fair value, as there is a legal performance obligation for contracts acquired, of $563.

(i)             To record the preliminary estimated fair value of identifiable intangible liability related to a lease over market value resulting from the Newbay acquisition.

(j)            To eliminate Newbay’s historical redeemable convertible preferred stock, common stock, additional paid-in capital, accumulated comprehensive loss and accumulated deficit.

(k)         To record accretion of $349 for the year ended December 31, 2011 and $262 for the nine months ended September 30, 2012 related to an acquired intangible liability associated with an over market value lease with a 50-month life.

(l)             To record amortization expense of acquired finite-lived intangible assets of $3.8 million for the year ended December 31, 2011 and $2.8 million for the nine months ended September 30, 2012.  Acquired intangible assets include trade name, technology, and customer relationships with two, seven, and ten year lives, respectively, with a weighted average life of eight years.

(m)     Tax impact of pro forma adjustments, at the Ireland statutory rate in effect (12.5%) during the year ended December 31, 2011 and the nine months ended September 30, 2012 as the pro forma adjustments relate to operations in Ireland.